EXHIBIT 21



PETER KIEWIT SONS', INC. AND SUBSIDIARIES
March 14, 2003


Ben Holt Company
Bibb and Associates, Inc.
Bighorn Walnut, LLC
Construcciones Kiewit, S.A. de C.V.
Construction Kiewit Cie
Constructora Kiewit, C.A.
GBV-Texas, L.P.
GMF 1 L.L.C.
CMF Leasing Co.
GSC Contracting, Inc.
General Construction Company
Gilbert/CBE Indonesia L.L.C.
Gilbert Central Corp.
Gilbert Frontier, Inc.
Gilbert/Healy, L.P.
Gilbert Industrial Corporation
Gilbert Marine L.L.C.
Gilbert Network Services, L.P.
Gilbert Southern Corp.
Gilbert Texas Corp.
Gilbert Texas Construction, L.P.
Gilbert Western Corp.
Global Surety & Insurance Co.
Guernsey Construction Company
Gulf Marine Fabricators, Inc.
KB Leasing Company
KFM Leasing Company
K-G Leasing Company
K-G-W Leasing Company
KP Leasing Company
KT Mining, LP
KiEnergy, Inc.
Kiewit Alabama Mining Company
Kiewit Canada Group A Limited Partnership
Kiewit Canada LLC
Kiewit Construction Company
Kiewit Construction Group Inc.
Kiewit Constructors Inc.
Kiewit Engineering Co.
Kiewit Engineering Canada Co.
Kiewit/Holt Indonesia L.L.C.
Kiewit/Holt-Philippines, L.P.
Kiewit Industrial Co.
Kiewit Industrial Canada Co.
Kiewit International Inc.
Kiewit International Services Inc.
Kiewit Land Holdings, L.L.C.
Kiewit Management Co.
Kiewit Mazon Constructores, S.A. de C.V.
Kiewit Mining Group Inc.
Kiewit Mining Services Inc.
Kiewit Network Services Co.
Kiewit Offshore Services, Ltd.
Kiewit Pacific Co.
Kiewit Venezuela Inc.
Kiewit Western Co.
Lac De Gras Excavation Inc.
MECC Rail Mexicana, S.A. de C.V.
Mass. Electric Construction Co.
Mass. Electric Construction Venezuela, S.A.
Mass. Electric International, Inc.
Mass. Electric Securities Corp., Inc.
Midwest Agencies, Inc.
PT Kiewit International
Peter Kiewit Sons Co.
Peter Kiewit Sons' GP, Inc.
Peter Kiewit Sons', L.P.
Seaworks, Inc.
Servitec de Sonora, S.A. de C.V.
Twin Mountain Construction II Company
V.K. Mason Construction Co.
Walnut Creek Mining Company
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